Exhibit 99.1

Protocol Number: GLUSCC09-01
Title of Study: A Phase 3, Prospective, Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multicenter Study of L-Glutamine Therapy for Sickle Cell Anemia and Sickle ß0-Thalassemia
Study Centers: 31 sites participated in the study
Study Period: 3 years, 6 months Study Start: May 2010 Date of First Enrolment: 21 June 2010 Date of Last Completed: 19 December 2013

Objectives

Primary objective:

To evaluate the efficacy of oral L-glutamine as a therapy for sickle cell anemia and sickle ß0-thalassemia as evaluated by the number of occurrences of sickle cell crises.

Secondary objectives:

To assess the effect of oral L-glutamine on: (a) frequency of hospitalizations for sickle cell pain; (b) frequency of emergency room/medical facility visits for sickle cell pain; and (c) hematological parameters (hemoglobin, hematocrit, and reticulocyte count);

Safety:

To assess the safety of oral L-glutamine as a therapy for sickle cell anemia as evaluated by adverse events, laboratory parameters, and vital signs.

Study Design:

Study Type: Interventional   Primary Purpose: Treatment     Study Phase: Phase 3

Intervention Model: Parallel Assignment

Number of Arms: 2

Allocation: Randomized (2:1)

Masking: Double Blind (Subject, Caregiver, Investigator, Outcomes Assessor)

Endpoint Classification: Safety/Efficacy Study

Enrollment: 230

Arms and Interventions

Experimental Drug: L-glutamine

Patients randomized to receive investigational product, will receive 0.3 g/kg of L-glutamine, administered twice a day orally for 48 weeks. The dosage was in increments of 5 grams based on weight. The upper limit for daily dose of study medication was set at 30 grams. The powder can be mixed with water or most non-heated beverages other than alcohol, or can be mixed with most non-heated foods such as yogurt, applesauce, or cereal for administration. Mixing L-glutamine with soda or highly acidic juices (such as grapefruit juice or lemonade) is not recommended.

Placebo Comparator: 100% maltodextrin

Patients randomized to receive placebo, will receive 0.3 g/kg of 100% maltodextrin, administered twice a day orally to each patient for 48 weeks. The dosage was in increments of 5 grams based on weight. The upper limit for daily dose of study medication was set at 30 grams. The powder can be mixed with water or most non-heated beverages other than alcohol, or can be mixed with most non-heated foods such as yogurt, applesauce, or cereal for administration.

Study Results Analyzed: Intent-to-treat (ITT) population: 230 patients (152 L-glutamine, 78 placebo) Safety population: 229 patients (151 L-glutamine, 78 placebo)

	L-glutamine		Placebo
Randomized	152		78
Completed	97		59
Not Completed	55		19

Baseline Characteristics

		L-glutamine	Placebo	Total
Number of Participants		152	78	230
Age	<= 18 years	75 (49.67%)	43 (55.13%)	118 (51.30%)
	Between 18 and 65 years	77 (50.65%)	35 (44.87%)	112 (48.70%)
	>= 65 years	0 (0%)	0 (0%)	0 (0%)
	Mean (SD)	22.4 (12.32)	21.4 (12.42)	22.0 (12.33)
Gender	Female	79 (52.0%)	45 (57.69%)	124 (53.91%)
	Male	73 (48.0%)	33 (42.31%)	106 (46.09%)
Race	American Indian or Alaska Native	0 (0%)	0 (0%)	0 (0%)
	Asian	0 (0%)	0 (0%)	0 (0%)
	Native Hawaiian or Other, Pacific Islander	0 (0%)	0 (0%)	0 (0%)
	Black or African American	144 (94.7%)	73 (93.59%)	217 (94.35%)
	White	0 (0%)	0 (0%)	0 (0%)
	More than one race	0 (0%)	0 (0%)	0 (0%)
	Unknown or Not Reported	8 (5.26%)	5 (6.41%)	13 (5.65%)
Diagnosis	Sickle cell anemia	136 (89.47%)	71 (91.03%)	207 (90.0%)
	Sickle beta plus thalassemia	2 (1.32%)	0 (0%)	2 (0.87%)
	Sickle beta zero thalassemia	14 (9.21%)	7 (8.97%)	21 (9.13%)

Efficacy Outcome Measures

Primary Outcome Measure: Number of Occurrences of Sickle Cell Crises

The number of occurrences of protocol-defined sickle cell crises that occur from Week 0 to Week 48 were used to evaluate the efficacy of oral L-glutamine as a treatment for sickle cell anemia and β°-thalassemia.

Occurrences of Sickle Cell Crises		L-glutamine	Placebo
		N=152	N=78
Median		3	4
Min-max		0-15	0-15
p-value[1]		0.0052

1. The primary analysis was analyzed using a Cochran-Mantel-Haenszel CMH analysis of the number of sickle cell crises using modified ridit scores, controlling for region and HU use.  The null hypothesis of the final analysis was performed at the 0.045 significance level.

Secondary Outcome Measure: Number of Hospitalizations for Sickle Cell Pain

The number of hospitalizations that occur from Week 0 to Week 48 were used to evaluate the efficacy of oral L-glutamine as a treatment for sickle cell anemia and β°-thalassemia.

Occurrences of Hospitalizations for Sickle Cell Pain	L-glutamine	Placebo
	N=152	N=78
Median	2	3
Min-max	0-14	0-13
p-value[1]	0.0045

1. The primary analysis was analyzed using a Cochran-Mantel-Haenszel CMH analysis of the number of hospitalizations using modified ridit scores, controlling for region and HU use.  The null hypothesis of the final analysis was performed at the 0.05 significance level.

Secondary Outcome Measure:  Number of Emergency Room/Medical Facility Visits for Sickle Cell Pain

The number of emergency room visits or medical facility visits that occur from Week 0 to Week 48 were used to evaluate the efficacy of oral L-glutamine as a treatment for sickle cell anemia and β°-thalassemia.

Occurrences of Emergency Room/Medical Facility Visits for Sickle Cell Pain	L-glutamine	Placebo
	N=152	N=78
Median	1	1
Min-max	0-12	0-15
p-value[1]	0.0888

1. The primary analysis was analyzed using a Cochran-Mantel-Haenszel CMH analysis of the number of emergency Room/medical facility Visits using modified ridit scores, controlling for region and HU use.  The null hypothesis of the final analysis was performed at the 0.05 significance level.

Secondary Outcome Measure: Hematologic Parameters

Complete Blood Count and reticulocyte count were collected at Screening, Baseline, and Weeks 4, 8, 12, 16, 20, 24, 32, 40, 48, and 53.

There were no significant differences (changes from baseline until the end of the study) between the groups with respect to hematologic parameters (hemoglobin, hematocrit and reticulocyte count).

Safety Outcome Measures

Reported Adverse Events:

Adverse events data were collected throughout the course of the study (53 weeks or about 1 year). The Safety population included all patients who received at least one dose of study medication. Since one patient did not receive study medication. Safety population equals 151 patients.

Adverse events were reported for 98% (148/151) of patients in the L-glutamine group and 100% (78/78) of the placebo group. Most AEs were mild or moderate (73.5% in the L-glutamine group, 83.4% in the placebo group). As expected in this disease population, the most common AE was sickle cell anemia with crisis, which was reported for 81.5% of patients in the L-glutamine group and 91.0% of patients in the placebo group. Other notable differences between the treatment groups (difference of about 10 percentage points or more) all favored L-glutamine treatment and included acute chest syndrome (11.9% L-glutamine, 26.9% placebo), pneumonia (6.0% L-glutamine, 17.9% placebo), pyrexia (21.9% L-glutamine, 37.2% placebo), and rash (2.0% L-glutamine, 17.9% placebo). Patients in both groups had AEs that were considered possibly related to the study medication (21.2% L-glutamine, 15.4% placebo). The majority of the possibly related AEs were due to gastrointestinal disorders.

Adverse Events Occurring at an Incidence >5% Regardless of Causality and Greater Than Placebo

Adverse Reactions	L-glutamine N = 151	Placebo N = 78
	%	%
Constipation	25.2	24.4
Nausea	22.5	16.7
Headache	21.2	17.9
Pain in extremity	15.9	7.7
Vomiting	14.6	12.8
Chest pain (non-cardiac)	13.9	9.0
Back pain	13.2	6.4
Abdominal pain upper	10.6	7.7
Diarrhea	7.9	6.4
Nasal congestion	7.3	6.4
Urinary tract infection	6.6	3.8
Fatigue	6.0	1.3
Dizziness	5.3	5.1
Tachycardia	5.3	5.1

Serious adverse events were reported for 78.1% (118/151) of patients in the L-glutamine group and 87.2% (68/78) of patients in the placebo group. The most common SAE was sickle cell crisis which was reported in fewer patients treated with L-glutamine (67.5% L-glutamine, 80.8% placebo). Three L-glutamine-treated patients died due to cardiac arrest, 2 while on study and 1 four months after the study. The investigators concluded that these deaths were not related to the study drug. There were no reported placebo-treated patient deaths. Five L-glutamine-treated patients and no placebo patients discontinued the study due to an AE.

There were no notable differences between treatment groups with regard to clinical laboratory parameters or vital signs.